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                                                                       EXHIBIT 2









                                  AMSURG CORP.

                                       and

                             SUNTRUST BANK, ATLANTA

                                  RIGHTS AGENT

                                 ---------------

                     AMENDED AND RESTATED RIGHTS AGREEMENT

                            DATED DECEMBER 13, 1999


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                                TABLE OF CONTENTS

                                                                                                            PAGE
                                                                                                            ----
Section 1.   Certain Definitions.............................................................................1

Section 2.   Appointment of Rights Agent.....................................................................5

Section 3.   Issue of Rights Certificates....................................................................5

Section 4.   Form of Rights Certificates.....................................................................6

Section 5.   Countersignature and Registration...............................................................7

Section 6.   Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated,
             Destroyed, Lost or Stolen Rights Certificates...................................................8

Section 7.   Exercise of Rights, Purchase Price; Expiration Date of Rights...................................8

Section 8.   Cancellation and Destruction of Rights Certificates............................................10

Section 9.   Reservation and Availability of Capital Stock..................................................11

Section 10.  Preferred Stock Record Date....................................................................12

Section 11.  Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights....................12

Section 12.  Certificate of Adjusted Purchase Price or Number of Shares.....................................19

Section 13.  Share Exchange, Merger or Sale or Transfer of Assets or Earning Power..........................19

Section 14.  Fractional Rights and Fractional Shares........................................................22

Section 15.  Rights of Action...............................................................................23

Section 16.  Agreement of Rights Holders....................................................................23

Section 17.  Rights Certificate Holder Not Deemed a Shareholder.............................................24

Section 18.  Concerning the Rights Agent....................................................................24

Section 19.  Merger or Share Exchange or Change of Name of Rights Agent.....................................25

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
Section 20.  Duties of Rights Agent.........................................................................25

Section 21.  Change of Rights Agent.........................................................................28

Section 22.  Issuance of New Rights Certificates............................................................28

Section 23.  Redemption and Termination.....................................................................29

Section 24.  Exchange.......................................................................................30

Section 25.  Notice of Certain Events.......................................................................31

Section 26.  Notices........................................................................................32

Section 27.  Supplements and Amendments.....................................................................32

Section 28.  Successors.....................................................................................33

Section 29.  Determinations and Actions by the Board of Directors, etc......................................33

Section 30.  Benefits of this Agreement.....................................................................33

Section 31.  Severability...................................................................................34

Section 32.  Governing Law..................................................................................34

Section 33.  Counterparts...................................................................................34

Section 34.  Descriptive Headings...........................................................................34

Exhibit A    Form of Rights Certificate
Exhibit B    Form of Summary of Rights
Exhibit C    Form of Articles of Amendment to the Amended and Restated Charter of
             Amsurg Corp.

                                       ii


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                     AMENDED AND RESTATED RIGHTS AGREEMENT

         AMENDED AND RESTATED RIGHTS AGREEMENT, dated this 13th day of December, 1999 (the "Agreement"), between AmSurg Corp., a Tennessee corporation (the "Company"), and SunTrust Bank, Atlanta (the "Rights Agent").

         WHEREAS, on November 19, 1999 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company authorized and declared a distribution of one Right for each share of Class A Common Stock, no par value per share, and Class B Common Stock, no par value per share, of the Company (the Class A Common Stock and the Class B Common Stock together, the "Company Common Stock") outstanding at the Close of Business on December 16, 1999 (the "Record Date"), subject to the execution of that certain Rights Agreement dated as of December 2, 1999 between the Company and the Rights Agent (the "Initial Rights Agreement") and to certain other matters, and has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant hereto) for each share of Company Common Stock issued between the Record Date and the Distribution Date, each Right initially representing the right to purchase upon the terms and subject to the conditions hereinafter set forth one Unit of Series C Junior Participating Preferred Stock (the "Right"or collectively, the "Rights"); and

         WHEREAS, the Company, in accordance with Section 27 of the Initial Rights Agreement, believes it to be desirable and in the best interests of the Company and its shareholders that the Initial Rights Agreement be amended and restated;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

         (a) "Acquiring Person" shall mean any Person (other than an Exempt Person, the Company, any Subsidiary of the Company, any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity) which shall be the Beneficial Owner of (i) 15% or more of the shares of Class A Common Stock then outstanding, or (ii) 15% or more of the shares of Class B Common Stock then outstanding. If the Board of Directors of the Company determines that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently and in good faith or without knowledge of the terms of this Agreement, and such Person divests as promptly as practicable (but in no event more than thirty days following notification of its status as an "Acquiring Person" or such shorter period as may be determined by the Board of Directors) a sufficient number of shares of either the Class A Common Stock or Class B Common Stock so that such Person would no longer, as of the expiration of such divestiture period, be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Class A Common Stock or Class B Common Stock by the Company which, by reducing the number of shares of Class A Common Stock or Class B Common Stock outstanding, increases the proportionate number of shares of Class A Common Stock or Class B Common Stock beneficially owned by such Person (alone or together with all affiliates and associates) to 15% or more of the shares of Class A Common Stock then outstanding or 15% or more of the shares of Class B Common Stock then outstanding; provided, however, that if a Person (together with its


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Affiliates and Associates) becomes the Beneficial Owner of 15% or more of the shares of Class A Common Stock then outstanding by reason of share purchases by the Company, and such Person (or an Affiliate or Associate) subsequently becomes the Beneficial Owner of any additional share of Class A Common Stock, then such Person shall be deemed to be an "Acquiring Person;" provided further that if a Person (together with its Affiliates and Associates) becomes the Beneficial Owner of 15% or more of the shares of Class B Common Stock then outstanding by reason of share purchases by the Company, and such Person (or an Affiliate or Associate) subsequently becomes the Beneficial Owner of any additional share of Class B Common Stock, then such Person shall be deemed to be an "Acquiring Person."

         (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof.

         (c) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

             (i) of which such Person or any of such Person's Affiliates or Associates is considered to be a "beneficial owner" under Rule 13d-3 of the General Rules and Regulations under the Exchange Act (the "Exchange Act Regulations") as in effect on the date hereof; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (i) as a result of an agreement, arrangement or understanding, to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the Exchange Act Regulations, and
(B) is not reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

             (ii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such other Person) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (i) of this paragraph (c)) or disposing of such securities; or

             (iii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of conditions) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise;

provided, however, that under this paragraph (c) a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities

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are accepted for purchase or exchange, (B) securities that may be issued upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or
(C) securities that may be issued upon exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (the "Original Rights") or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights.

         (d) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

         (e) "Close of Business" on any given date shall mean 5:00 P.M., Nashville, Tennessee time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Nashville, Tennessee time, on the next succeeding Business Day.

         (f) "Class A Common Stock" shall mean the Class A Common Stock, no par value per share of the Company.

         (g) "Class B Common Stock" shall mean the Class B Common Stock, no par value per share of the Company.

         (h) "Common Stock" of any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or, if such Person shall have no capital stock, the equity securities or other equity interest having power to control or direct the management of such Person.

         (i) "Company Common Stock" shall mean the Class A Common Stock and Class B Common Stock of the Company.

         (j) "Distribution Date" has the meaning set forth in Section 3(a).

         (k) "Exchange Ratio" has the meaning set forth in Section 24(a).

         (l) "Exempt Person" shall mean (i) Wasatch Advisors, Inc., a Utah corporation ("Wasatch"), and (ii) Waddell & Reed Investment Management Company, a Kansas corporation, Waddell & Reed, Inc., a Delaware corporation, Waddell & Reed Financial, Inc., a Delaware corporation, and Waddell & Reed Financial Services, Inc., a Missouri corporation (collectively the "Waddell & Reed Companies"); provided that Wasatch shall not be deemed to be an Exempt Person if after the date of this Agreement it becomes the Beneficial Owner of either an additional share of Class A Common Stock, or an additional share of Class B Common Stock from and after which time it shall be deemed to be an Acquiring Person (provided that it then falls within the definition of Acquiring Person); and provided further that the Waddell & Reed Companies shall not be deemed to be Exempt Persons if after the date of this Agreement any of them becomes the Beneficial Owner of an additional share of Class B Common Stock, or such additional shares of Class A Common Stock as would result in any of them becoming the Beneficial Owner of 15% or more of the then outstanding shares of Class A Common Stock, from and

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after which time each such person shall be deemed to be an Acquiring Person
(provided that it then falls within the definition of Acquiring Person).

         (m) "Expiration Date" has the meaning set forth in Section 7(a).

         (n) "Person" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act.

         (o) "Preferred Stock" shall mean the Series C Junior Participating Preferred Stock, no par value per share, of the Company having the voting powers, designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions described in the Company's Amended and Restated Charter.

         (p) "Purchase Price" has the meaning set forth in Section 7(b).

         (q) "Record Date" shall mean December 16, 1999.

         (r) "Right" has the meaning set forth in the Whereas Clause.

         (s) "Rights Certificate" has the meaning set forth in Section 3(a).

         (t) "Rights Dividend Declaration Date" shall mean November 19, 1999.

         (u) "Section 11(a)(ii) Event" shall mean any event described in Section 11(a)(ii) hereof.

         (v) "Section 13 Event" shall mean any event described in clause (x),
(y) or (z) of Section 13(a) hereof.

         (w) "Stock Acquisition Date" shall mean the first date of public announcement (including, without limitation, the filing of any report pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such (unless such date has occurred inadvertently as contemplated by the second sentence of the definition of "Acquiring Person" in Section 1(a) hereof, in which case the Stock Acquisition Date shall be postponed until determination of such Person's status on the expiration of the divestiture period).

         (x) "Subsidiary" shall mean, with reference to any Person, any corporation of which an amount of voting securities sufficient to elect at least a majority of the directors of such corporation is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

         (y) "Triggering Event" shall mean any Section 11(a)(ii) Event or any
Section 13 Event.

         (z) "Unit" has the meaning set forth in Section 7(b).

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         Section 2. Appointment of Rights Agent. The Company hereby appoints the
Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

         Section 3. Issue of Rights Certificates.

         (a) Until the earlier of (i) the Close of Business on the tenth day after the Stock Acquisition Date, and (ii) the Close of Business on the tenth day (or such later date as may be determined by the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity) is first published or sent or given within the meaning of Rule 14d-4(a) of the Exchange Act Regulations, if upon consummation thereof such Person would be the Beneficial Owner of either (A) 15% or more of the shares of Class A Common Stock then outstanding or (B) 15% or more of the shares of Class B Common Stock then outstanding (the earlier of (i) and (ii) above being the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for shares of Company Common Stock registered in the names of the holders of shares of Company Common Stock as of and subsequent to the Record Date (which certificates for shares of Company Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Company Common Stock (including a transfer to the Company). As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of shares of Company Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more right certificates, in substantially the form of Exhibit A hereto (the "Rights Certificates"), evidencing one Right for each share of Company Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Company Common Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

         (b) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Preferred Stock, in a form which may be appended to certificates that represent shares of Company Common Stock in substantially the form attached hereto as Exhibit B (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of shares of Company Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company.

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         (c) Rights shall, without any further action, be issued in respect of all shares of Company Common Stock which are outstanding on the Record Date and which are issued after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date. Certificates representing such shares of Company Common Stock issued after the Record Date shall bear the following legend:

         "This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between AmSurg Corp. (the "Company") and SunTrust Bank, Atlanta (the "Rights Agent") dated December 2, 1999, as amended and restated as of December 13, 1999 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal office of the stock transfer administration office of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void."

With respect to certificates representing shares of Company Common Stock (whether or not such certificates include the foregoing legend or have appended to them the Summary of Rights), until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the shares of Company Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of the shares of Company Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the shares of Company Common Stock represented by such certificates.

         Section 4. Form of Rights Certificates.

         (a) The Rights Certificates (and the forms of election to purchase, assignment and certificate to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or any rule or regulation thereunder or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or to conform to usage. Subject to the provisions of Section 11 and
Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of Units of Preferred Stock as shall be set forth therein at the price set forth therein, but the

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amount and type of securities, cash or other assets that may be acquired upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

         (b) Any Rights Certificate issued pursuant hereto that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee prior to or concurrently with the Acquiring Person becoming such and which receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or such Associate or Affiliate) or to any Person with whom such Acquiring Person (or such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding either the transferred Rights, shares of Company Common Stock of the Company or (B) a transfer which the Board of Directors has determined to be part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(e) hereof shall, upon the written direction of the Board of Directors, contain (to the extent feasible), the following legend:

         The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement.

         Section 5. Countersignature and Registration.

         (a) Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or one of its Vice Presidents and shall be attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Rights Certificates may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of the individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature of such Rights Certificates or did not hold such offices at the date of such Rights Certificates. No Rights Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose unless there appears on such Rights Certificate a countersignature duly executed by the Rights Agent by manual signature of an authorized officer, and such countersignature upon any Rights Certificate shall be conclusive evidence, and the only evidence, that such Rights Certificate has been duly countersigned as required hereunder.

         (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the name

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and address of each holder of the Rights Certificates, the number of Rights evidenced on its face by each Rights Certificate and the date of each Rights Certificate.

         Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

         (a) Subject to the provisions of Sections 4(b), 7(e) and 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of Units of Preferred Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed the certificate set forth in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate or Affiliates or Associates thereof as the Company shall reasonably request; whereupon the Rights Agent shall, subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested.

         (b) If a Rights Certificate shall be mutilated, lost, stolen or destroyed, upon request by the registered holder of the Rights represented thereby, there shall be issued, in exchange for and upon cancellation of the mutilated Rights Certificate, or in substitution for the lost, stolen or destroyed Rights Certificate, a new Rights Certificate, in substantially the form of the prior Rights Certificate, of like tenor and representing the equivalent number of Rights, but in the case of loss, theft or destruction, only upon receipt of evidence satisfactory to the Company and the Rights Agent of such loss, theft or destruction of such Rights Certificate and, if requested by the Company or the Rights Agent, indemnity also satisfactory to it.

         Section 7. Exercise of Rights, Purchase Price; Expiration Date of
Rights.

         (a) Prior to the earlier of (i) the Close of Business on the tenth anniversary of the Initial Rights Agreement (the "Final Expiration Date"), or
(ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the earlier of (i) and (ii) being the "Expiration Date"), the registered holder of any Rights Certificate may, subject to the provisions of Section 7(e) hereof, exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restriction on exercisability set forth in
Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the

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



certificate on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price (as hereinafter defined) for the number of Units of Preferred Stock (or, following a Triggering Event, Class A Common Stock, other securities, cash or other assets, as the case may be) for which such surrendered Rights are then exercisable.

         (b) The purchase price for each one one-hundredth of a share (each such one one-hundredth of a share being a "Unit") of Preferred Stock upon exercise of the Rights shall be $48.00, subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof (such purchase price, as so adjusted, being the "Purchase Price"), and shall be payable in accordance with paragraph (c) below.

         (c) As promptly as practicable following the occurrence of the Distribution Date, the Company shall deposit with a corporation organized under the laws of the United States or any State of the United States in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority (which corporation may be a Subsidiary of the Company) (such institution being the "Depositary Agent") certificates representing the shares of Preferred Stock that may be acquired upon exercise of the Rights and shall cause such Depositary Agent to enter into an agreement pursuant to which the Depositary Agent shall issue receipts representing interests in the shares of Preferred Stock so deposited. Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price for the Units of Preferred Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) to be purchased thereby as set forth below and an amount equal to any applicable transfer tax or evidence satisfactory to the Company of payment of such tax, the Rights Agent shall, subject to Section 20(j) hereof, thereupon promptly (i) requisition from the Depositary Agent depositary receipts representing such number of Units of Preferred Stock as are to be purchased and the Company will direct the Depositary Agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. In the event that the Company is obligated to issue Class A Common Stock, other securities of the Company, pay cash and/or distribute other property pursuant to
Section 11(a) hereof, the Company will make all arrangements necessary so that such Class A Common Stock, other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) may be made in cash or by certified or bank check or bank draft payable to the order of the Company.

         (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

         (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee prior to or concurrently with the Acquiring Person becoming such and which receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or any such Associate or Affiliate) or to any Person with whom the Acquiring Person (or such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding the transferred Rights, shares of Company Common Stock or the Company or (B) a transfer which the Board of Directors has determined to be part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall be null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights or any other Person as a result of its failure to make any determination under this
Section 7(e) or such Section 4(b) with respect to an Acquiring Person or its Affiliates, Associates or transferees.

         (f) Notwithstanding anything in this Agreement or any Rights Certificate to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise by such registered holder unless such registered holder shall have (i) completed and executed the certificate following the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate or Affiliates or Associates thereof as the Company shall reasonably request.

         Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Rights Certificates acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         Section 9. Reservation and Availability of Capital Stock.

         (a) The Company shall (i) at all times prior to the Expiration Date cause to be reserved and kept available out of its authorized and unissued shares of preferred stock, the number of shares of Preferred Stock that, as provided in this Agreement, will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7 and (ii) at all times following the occurrence of a Section 11(a)(ii) Event, shall so reserve and keep available a sufficient number of any other securities that may be required to permit the exercise in full of the Rights pursuant to this Agreement.

         (b) The Company shall use its best efforts (i) as soon as practicable following the occurrence of a Section 11(a)(ii) Event and a determination by the Company in accordance with Section 11(a)(iii) hereof of the consideration to be delivered by the Company upon exercise of the Rights or, if so required by law, as soon as practicable following the Distribution Date (such date being the "Registration Date"), to file a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities that may be acquired upon exercise of the Rights (the "Registration Statement"), (ii) to cause the Registration Statement to become effective as soon as practicable after such filing, (iii) to cause the Registration Statement to continue to be effective (and to include a prospectus complying with the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for the securities covered by the Registration Statement, and (B) the Expiration Date, and (iv) to take as soon as practicable following the Registration Date such action as may be required to ensure that any acquisition of securities upon exercise of the Rights complies with any applicable state securities or "blue sky" laws.

         (c) The Company shall take such action as may be necessary to ensure that all shares of Preferred Stock (and, following the occurrence of a Triggering Event, any other securities that may be delivered upon exercise of Rights) shall be, at the time of delivery of the certificates or depositary receipts for such securities, duly and validly authorized and issued and fully paid and nonassessable.

         (d) The Company shall pay any documentary, stamp or transfer tax imposed in connection with the issuance or delivery of the Rights Certificates or upon the exercise of Rights; provided, however, the Company shall not be required to pay any such tax imposed in connection with the issuance or delivery of Units of Preferred Stock, or any certificates or depositary receipts for such Preferred Stock (or, following the occurrence of a Triggering Event, any other securities, cash or assets, as the case may be) to any person other than the registered holder of the Rights Certificates evidencing the Rights surrendered for exercise. The Company shall not be required to issue or deliver any certificates or depositary receipts for Units of Preferred Stock (or, following the occurrence of a Triggering Event, any other securities, cash or assets, as the case may be) to, or in a name other than that of, the registered holder upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         Section 10. Preferred Stock Record Date. Each person in whose name any certificate for shares of Preferred Stock (or, following the occurrence of a Triggering Event, other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock (or, following the occurrence of a Triggering Event, other securities) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or, following the occurrence of a Triggering Event, other securities) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or, following the occurrence of a Triggering Event, other securities) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Company with respect to securities for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

         (a)(i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a share exchange or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date upon exercise of the Rights, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

                  (ii) Subject to Section 24 of this Agreement, in the event that any Person shall become an Acquiring Person, other than pursuant to any transaction set forth in Section 13(a) hereof, then, promptly following the occurrence of such event (a "Section 11(a)(ii) Event") (except as provided below and in Section 7(e) hereof) each such holder shall have the right to receive, upon exercise thereof at a price equal to the then current Purchase Price in accordance with the terms of this Agreement, in lieu of the number of Units of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, such number of shares of Class A Common Stock as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of Units of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event (such product thereafter being, for all purposes of this Agreement other than Section 13 hereof, the "Purchase Price"), and (y) dividing that product by 50% of the then current market price (determined pursuant to Section 11(d) hereof) per share of Class A Common Stock on the date of such first occurrence (such shares or number of shares being the "Adjustment Shares").

                  (iii) In the event that the number of shares of Class A Common Stock which are authorized by the Company's charter but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company, by a vote of the Board of Directors, shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess being the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for such Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) other equity securities of the Company (such other equity securities being referred to as "capital stock equivalents"), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors, after receiving advice from a nationally recognized investment banking firm; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Class A Common Stock (to the extent available), "capital stock equivalents," and then, if necessary, cash, which shares or "capital stock equivalents," and/or cash shall have an aggregate value equal to the Spread. To the extent that the Company determines that some action need be taken pursuant to the first sentence of this Section 11(a)(iii), the Company shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights. For purposes of this Section 11(a)(iii), the value of the Class A Common Stock shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of Class A Common Stock on the Section 11(a)(ii) Trigger Date and the value of any "capital stock equivalent" shall be deemed to have the same value as the Class A Common Stock on such date.

         (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five calendar days after such record date) shares of Preferred Stock (or shares having the same rights, privileges and preferences as shares of Preferred Stock ("equivalent preferred stock")) or securities convertible into Preferred Stock or equivalent preferred stock at a price per share of Preferred Stock or per share of equivalent preferred stock (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent preferred stock) less than the current market price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the sum of the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or equivalent preferred stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Company or any Subsidiary shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (c) In case the Company shall fix a record date for a distribution to all holders of shares of Preferred Stock (including any such distribution made in connection with a share exchange or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in shares of Preferred Stock but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock and the denominator of which shall be such current market price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

         (d)(i) For the purpose of any computation hereunder, the "current market price" per share of the Class A Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such shares for the ten consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, if prior to the expiration of such requisite ten Trading Day period the issuer announces either (A) a dividend or distribution on such shares payable in such shares or securities convertible into such shares (other than the Rights), or (B) any subdivision, combination or reclassification of such shares, then, following the ex-dividend date for such dividend or the record date for such subdivision, as the case may be, the "current market price" shall be properly adjusted to take into account such event. The closing price for each day shall be, if the shares are listed and admitted to trading on a national securities exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares are listed or admitted to trading or, if such shares are not listed or admitted to trading on any national securities exchange, the last quoted sales price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by the Board of Directors. If on any such date no market maker is making a market in such shares, the fair value of such shares on such date as determined in good faith by a majority of the Board of Directors shall be used. If such shares are not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. The term "Trading Day" shall mean regular trading hours on a Business Day or, if such shares are listed or admitted to trading on any national securities exchange, a day on which the principal national securities exchange on which such shares are listed or admitted to trading is open for the transaction of business.

                  (ii) For the purpose of any computation hereunder, the "current market price" per share of Preferred Stock shall be determined in the same manner as set forth above for the Class A Common Stock in clause (i) of this Section 11(d) (other than the fourth sentence thereof). If the current market price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the "current market price" per share of Preferred Stock shall be conclusively deemed to be an amount equal to 100 (as such amount may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to Company Common Stock occurring after the date of this Agreement) multiplied by the current market price per share of the Class A Common Stock. If neither the Class A Common Stock nor Preferred Stock is publicly held or so listed or traded, "current market price" per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. For all purposes of this Agreement, the "current market price" of a Unit of Preferred Stock shall be equal to the "current market price" of one share of Preferred Stock divided by 100.

         (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Company Common Stock or Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this
Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

         (f) If as a result of an adjustment made pursuant to Sections 11(a)(ii) or 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b),
(c), (e), (g), (h), (i), (j), (k), and (m), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

         (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Units of Preferred Stock (or other securities or amount of cash or combination thereof) that may be acquired from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         (h) Unless the Company shall have exercised its election as provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Units of Preferred Stock (or other securities) (calculated to the nearest one-millionth of a share) obtained by (i) multiplying (x) the number of Units of Preferred Stock (or other securities) covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

         (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of Units of Preferred Stock

(or other securities) that may be acquired upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Units of Preferred Stock (or other securities) for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten days later than the date of such public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this
Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

         (j) Irrespective of any adjustment or change in the Purchase Price or the number of Units of Preferred Stock (or other securities) issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per Unit and the number of Units of Preferred Stock which was expressed in the initial Rights Certificates issued hereunder.

         (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value of the number of Units of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such fully paid and nonassessable number of Units of Preferred Stock (or other securities) at such adjusted Purchase Price.

         (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of that number of Units of Preferred Stock and shares of other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Units of Preferred Stock and shares of other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the

Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

         (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board of Directors shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the current market price, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock, shall not be taxable to such holders or shall reduce the taxes payable by such holders.

         (n) The Company shall not, at any time after the Distribution Date, (i) effect a share exchange with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such share exchange, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such share exchange, merger or sale, the Person which constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have distributed or otherwise transferred to its shareholders or other persons holding an equity interest in such Person Rights previously owned by such Person or any of, its Affiliates and Associates; provided, however, this Section 11(n) shall not affect the ability of any Subsidiary of the Company to effect a share exchange with, merge with or into, or sell or transfer assets or earning power to, any other Subsidiary of the Company.

         (o) After the Distribution Date, the Company shall not, except as permitted by Section 23 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

         (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Company Common Stock payable in shares of Company Common Stock, (ii) subdivide the outstanding shares of Company Common Stock, (iii) combine the outstanding shares of Company Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of Company Common Stock (including any such reclassification in connection with a share exchange or merger in which the Company is not the continuing or surviving corporation), the number of Rights associated with each share of Company Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Company Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Company Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Company Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Company Common Stock outstanding immediately following the occurrence of such event.

         Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 and Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Company Common Stock, a copy of such certificate, and
(c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Company Common Stock) in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such Adjustment unless and until it shall have received such certificate.

         Section 13. Share Exchange, Merger or Sale or Transfer of Assets or Earning Power.

         (a) In the event that, following the Stock Acquisition Date, directly or indirectly, either (x) the Company shall effect a share exchange with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such share exchange or merger,
(y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall effect a share exchange with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such share exchange or merger and, in connection with such share exchange or merger, all or part of the outstanding shares of Company Common Stock shall be converted into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) to any Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) (any such event being a "Section 13 Event"), then, and in each such case, proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, such number of validly authorized and issued, fully paid and nonassessable shares of Common Stock of the Principal Party (as such term is hereinafter defined), which shares shall not be subject to any liens, encumbrances, rights of first refusal, transfer restrictions or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of Units of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such Units for which a Right would be exercisable hereunder but for the occurrence of such Section 11(a)(ii) Event by the Purchase Price which would be in effect hereunder but for such first occurrence) and dividing that product (which, following the first occurrence of a Section 13 Event, shall be the "Purchase Price" for all purposes of this Agreement) by (2) 50% of the current market price (determined pursuant to Section 11(d) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to ensure that the provisions of this Agreement shall thereafter be applicable to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no further effect following the first occurrence of any Section 13 Event.

         (b) "Principal Party" shall mean:

             (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), (A) the Person that is the issuer of any securities into which shares of Company Common Stock are converted in such merger or share exchange, or, if there is more than one such issuer, the issuer of Common Stock that has the highest aggregate current market price (determined pursuant to Section 11(d) hereof); and (B) if no securities are so issued, the Person that is the other party to such merger or share exchange, or, if there is more than one such Person, the Person the Common Stock of which has the highest aggregate current market price (determined pursuant to Section 11(d) hereof); and

             (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the largest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the largest portion of the assets or earning power cannot be determined, whichever Person the Common Stock of which has the highest aggregate current market price (determined pursuant to Section 11(d) hereof); provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve-month period registered under Section 12 of the

Exchange Act ("Registered Common Stock"), or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person that has Registered Common Stock outstanding, "Principal Party" shall refer to such other Person; (2) if the Common Stock of such Person is not Registered Common Stock or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person but is not a direct or indirect Subsidiary of another Person which has Registered Common Stock outstanding, "Principal Party" shall refer to the ultimate parent entity of such first-mentioned Person; (3) if the Common Stock of such Person is not Registered Common Stock or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and one or more of such other Persons has Registered Common Stock outstanding, "Principal Party" shall refer to whichever of such other Persons is the issuer of the Registered Common Stock having the highest aggregate current market price (determined pursuant to Section 11(d) hereof); and (i) if the Common Stock of such Person is not Registered Common Stock or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and none of such other Persons have Registered Common Stock outstanding, "Principal Party" shall refer to whichever ultimate parent entity is the corporation having the greatest stockholders equity or, if no such ultimate parent entity is a corporation, shall refer to whichever ultimate parent entity is the entity having the greatest net assets.

         (c) The Company shall not consummate any such share exchange, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with Section 13, and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that the Principal Party will:

             (i)(A) file on an appropriate form, as soon as practicable following the execution of such agreement, a registration statement under the Securities Act with respect to the Common Stock that may be acquired upon exercise of the Rights, (B) cause such registration statement to remain effective (and to include a prospectus complying with the requirement of the Securities Act) until the Expiration Date, and (C) as soon as practicable following the execution of such agreement, take such action as may be required to ensure that any acquisition of such Common Stock upon the exercise of the Rights complies with any applicable state security or "blue sky" laws; and

             (ii) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

         (d) In case the Principal Party which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its charter or bylaws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then current market price per share (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then current market price (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of Section 13; then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

         (e) The provisions of this Section 13 shall similarly apply to successive mergers or share exchanges or mergers or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a
Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

         Section 14. Fractional Rights and Fractional Shares.

         (a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the Persons to which such fractional Rights would otherwise be issuable, an amount in cash equal to such fraction of the market value of a whole Right. For purposes of this Section 14(a), the market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be, if the Rights are listed or admitted to trading on a national securities exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted sales price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors shall be used and such determination shall be described in a statement filed with the Rights Agent and the holders of the Rights.

         (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock) (or other securities) upon exercise of the Rights or to distribute certificates which evidence such fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock) (or other securities). In lieu of such fractional shares of

Preferred Stock that are not integral multiples of one one-hundredth of a share (or other securities), the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the then current market value of one one-hundredth of a share of Preferred Stock (or other securities). For purposes of this Section 14(b), the current market value of one one-hundredth of a share of Preferred Stock (or other securities) shall be the closing price of one one-hundredth of a share of Preferred Stock (or other securities) (as the term "closing price" is used in Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

         (c) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

         Section 15. Rights of Action. All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent pursuant to
Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of certificates representing shares of Company Common Stock); and any registered holder of a Rights Certificate (or, prior to the Distribution Date, of a certificate representing shares of Company Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of a certificate representing shares of Company Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or any other Person to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

         Section 16. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

         (a) prior to the Distribution Date, the Rights shall be transferable only in connection with the transfer of Company Common Stock;

         (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates duly executed;

         (c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Company Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Company Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be affected by any notice to the contrary; and

         (d) notwithstanding anything to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as promptly as practicable.

         Section 17. Rights Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of shares of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or, except as provided in Section 25 hereof, to receive notice of meetings or other actions affecting shareholders, or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

         Section 18. Concerning the Rights Agent.

         (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses, including reasonable fees and disbursements of its counsel, incurred in connection with the execution and administration of this Agreement and the exercise and performance of its duties hereunder. The Company shall indemnify the Rights Agent for, and hold it harmless against, any losses, expenses, claims, damages or liabilities incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement and performance hereunder, including without limitation the costs and expenses of defending against any claim of liability therefrom, directly or indirectly and will promptly reimburse the Rights Agent for legal and other expenses reasonably incurred in defending any such loss, expense, claim, damage or liability.

         (b) The Rights Agent shall be protected by the indemnity provided by this Section and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Company Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to have been signed, executed and, where necessary, verified or acknowledged by the proper Person or Persons.

         Section 19. Merger or Share Exchange or Change of Name of Rights Agent.

         (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may effect a share exchange, or any corporation resulting from any merger or share exchange to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or shareholder services businesses of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

         (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

         (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "current market price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be specified herein) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; provided, however, that so long as any Person is an Acquiring Person hereunder, such certificate shall be signed and delivered by the Board of Directors; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

         (d) The Rights Agent shall not have any responsibility for the validity or legality of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or for the validity, legality or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or failure by the Company to satisfy conditions contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or Section 13 hereof or for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt by the Rights Agent of the certificate describing any such adjustment contemplated by Section
12); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Class A Common Stock or any other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Class A Common Stock or any other securities will, when so issued, be validly authorized and issued, fully paid and nonassessable.

         (e) The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Rights Agent for the performance by the Rights Agent of its duties under this Agreement.

         (f) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable to the Company, the holder of any Rights Certificate or any shareholder of the Company for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer; provided, however, that so long as any Person is an Acquiring Person hereunder, the Rights Agent shall accept such instructions and advice only from the Board of Directors and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with such instructions of the Board of Directors. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any such officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

         (g) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or offer securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

         (h) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct if reasonable care was exercised in the selection and continued employment thereof.

         (i) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of its rights hereunder if the Rights Agent in its sole judgment shall have reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         (j) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed, not signed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company. If such certificate has been completed and signed, the Rights Agent may assume without further inquiry that the Rights Certificate is not owned by a person described in Section 4(b) or Section 7(e) hereof and shall not be charged with any knowledge to the contrary.

         Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty days' notice in writing mailed to the Company, and to each transfer agent of the Preferred Stock and the Company Common Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Preferred Stock and the Company Common Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or any state of the United States in good standing and may be the Company or a Subsidiary of the Company. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Preferred Stock and the Company Common Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent.

         Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change made in accordance with the provisions of this Agreement in the Purchase Price or the number or kind or class of shares or other securities or property that may be acquired under the Rights Certificates. In addition, in connection with the issuance or sale of shares of Company Common Stock following the Distribution Date and prior to the Expiration Date, the Company (a) shall, with respect to shares of Company Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

         Section 23. Redemption and Termination.

         (a) Subject to Section 31 hereof, the Company may, at its option, by action of the Board of Directors, at any time prior to the earlier of (i) the Close of Business on the tenth day following the Stock Acquisition Date, or (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being the "Redemption Price"), and the Company may, at its option, by action of the Board of Directors, pay the Redemption Price either in shares of Class A Common Stock (based on the "current market price," as defined in Section 11(d) hereof, of the shares of Class A Common Stock at the time of redemption) or cash; provided that if the Company elects to pay the Redemption Price in shares of Class A Common Stock, the Company shall not be required to issue fractional shares of Class A Common Stock. In lieu of such fractional shares of Class A Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Class A Common Stock would otherwise be issuable an amount of cash equal to the same fraction of the current per share market price of a whole share of Class A Common Stock. Notwithstanding anything in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired.

         (b) Immediately upon the action of the Board of Directors ordering the redemption of the Rights, evidence of which shall be filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for Company Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof and other than in connection with the purchase of shares of Company Common Stock prior to the Distribution Date.

         Section 24. Exchange.

         (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to provisions of Section 7(e) hereof) for Class A Common Stock at an exchange ratio of one share of Class A Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors of the Company shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Company Common Stock for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of fifty percent (50%) or more of the Company Common Stock then outstanding.

         (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this
Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Class A Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Company. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of Class A Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

         (c) In the event that there shall not be sufficient Class A Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Class A Common Stock for issuance upon exchange of the Rights. In the event that the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional shares of Class A Common Stock, the Company shall substitute, for each share of Class A Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Preferred Stock or fraction thereof such that the current per share market price of one share of Preferred Stock multiplied by such number or fraction is equal to the current per share market price of one share of Class A Common Stock as of the date of issuance of such shares of Preferred Stock or fraction thereof.

         (d) The Company shall not be required to issue fractional shares of Class A Common Stock or to distribute certificates which evidence fractional shares of Class A Common Stock. In lieu of such fractional shares of Class A Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Class A Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current per share market price of a whole share of Class A Common Stock. For the purposes of this paragraph (d), the current market price of a whole share of Class A Common Stock shall be the closing price of a share of Class A Common Stock (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

         Section 25. Notice of Certain Events.

         (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), (iv) to effect any share exchange or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, share exchange, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock whichever shall be the earlier; provided, however, no such notice shall be required pursuant to this Section 25, if any Subsidiary of the Company effects a share exchange or merger with or into, or effects a sale or other transfer of assets or earnings power to, any other Subsidiary of the Company.

         (b) In case any of the events set forth in Section 11(a)(ii) hereof shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.

         Section 26. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by telex, telegram or cable) and mailed or sent or delivered, if to the Company, at its address at:

         AmSurg Corp.
         20 Burton Hills Boulevard
         Nashville, TN 37215
         Attention: Chief Executive Officer

And if to the Rights Agent, at its address at:

         SunTrust Bank, Atlanta                  SunTrust Bank, Atlanta
         Attn: Department Manager                Attn: Department Manager
         P.O. Box 4625                           58 Edgewood Avenue
         Atlanta, GA 30302                       Suite 225
                                                 Atlanta, GA 30303

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Company Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent or, if prior to the Distribution Date on the registry books of the transfer agent for Company Common Stock.

         Section 27. Supplements and Amendments. Prior to the Distribution Date and subject to the penultimate sentence of this Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Company Common Stock; provided, however, that any supplement or amendment which changes the rights, duties, liabilities, and indemnification of the Rights Agent under this Agreement shall be effective only with the consent of the Rights Agent. From and after the Distribution Date and subject to the penultimate sentence of this Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order
(i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein,
(iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall be consistent with, and for the purpose of fulfilling, the objectives of the Board of Directors adopting this Agreement; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights, and provided, however, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) subject to Section 31 hereof, a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to change the Purchase Price hereunder. Upon the delivery of a certificate from an appropriate officer of the Company or, so long as any Person is an Acquiring Person hereunder, from the Board of Directors which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Purchase Price, the Expiration Date or the number of Units of Preferred Stock for which a Right is exercisable without the approval of a majority of the Board of Directors. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Company Common Stock.

         Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 29. Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of shares of Company Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Company Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the Exchange Act Regulations as in effect on the date hereof. Except as otherwise specifically provided herein, the Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power (i) to interpret the provisions of this Agreement, and (ii) to make all determinations deemed necessary or advisable for the administration of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors or any member thereof to any liability to the holders of the Rights.

         Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of shares of Company Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of shares of Company Common Stock).

         Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement and the Rights shall not then be redeemable, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board of Directors.

         Section 32. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be governed by, and construed in accordance with, the laws of the State of Tennessee applicable to contracts executed in and to be performed entirely in such State.

         Section 33. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

         Section 34. Descriptive Headings. The headings contained in this Agreement are for descriptive purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first above written.


                                       AMSURG CORP.



                                       By: /s/ Claire M. Gulmi
                                           -------------------------------------
                                       Name: Claire M. Gulmi
                                             -----------------------------------
                                       Title: Senior Vice President
                                              ----------------------------------


                                       SUNTRUST BANK, ATLANTA



                                       By: /s/ Letitia A. Radford
                                           -------------------------------------
                                       Name: Letitia A. Radford
                                             -----------------------------------
                                       Title: Vice President
                                              ----------------------------------

                                                                       EXHIBIT A

                          [Form of Rights Certificate]

Certificate No.                                                __________ Rights

         NOT EXERCISABLE AFTER THE EXPIRATION DATE (AS DEFINED IN THE RIGHTS AGREEMENT). THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE AGREEMENT UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN THE RIGHTS AGREEMENT). RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS (AS DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN
SECTION 7(e) OF SUCH AGREEMENT].1

                               Rights Certificate

                                  AMSURG CORP.

         This certifies that _____________________________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms and conditions of the Rights Agreement dated December 2, 1999, as amended and restated as of December 13, 1999 (the "Rights Agreement") between AmSurg Corp., a Tennessee corporation (the "Company"), and SunTrust Bank, Atlanta as Rights Agent (the "Rights Agent," which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the Expiration Date (as such term is defined in the Rights Agreement) at the office of the Rights Agent or its successor

--------
         1The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

designated for such purpose, one one-hundredth of a fully paid nonassessable share of Series C Junior Participating Preferred Stock, no par value (the "Preferred Stock"), of the Company at the Purchase Price initially of $______ per one one-hundredth of a share (each such one one-hundredth of a share being a "Unit") of Preferred Stock, upon presentation and surrender of this Rights Certificate with the Election to Purchase and related certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of Units which may be purchased upon exercise thereof) set forth above, and the Purchase Price per Unit set forth above shall be subject to adjustment in certain events as provided in the Rights Agreement.

         Upon the occurrence of a Section ll(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement) or, under certain circumstances described in the Rights Agreement, a transferee of any such Acquiring Person, Associate or Affiliate, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section ll(a)(ii) Event.

         In certain circumstances described in the Rights Agreement, the Rights evidenced hereby may entitle the registered holder thereof to purchase capital stock of an entity other than the Company or receive cash or other assets, all as provided in the Rights Agreement.

         This Rights Certificate is subject to all of the terms and conditions of the Rights Agreement, which terms and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Company and are available from the Company upon written request.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate (i) may be redeemed by the Company under certain circumstances at its option at a redemption price of $0.001 per Right, payable at the Company's option in cash or in Class A Common Stock, no par value per share, of the Company, subject to adjustment in certain events as provided in the Rights Agreement or (ii) may be exchanged in whole or in part for shares of Class A Common Stock, no par value per share.

         No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company. Dated as of _____________________________.


ATTEST:                                   AMSURG CORP.


                                          By:
----------------------------------            ----------------------------------
Title:                                    Title:
      ----------------------------            ----------------------------------


Countersigned:


SUNTRUST BANK, ATLANTA


By
   -------------------------------
Authorized Signature

                  [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT

                   (To be executed by the registered holder if
                       such holder desires to transfer the
                               Rights Certificate)

FOR VALUE RECEIVED ______________________________________________hereby sells, assigns and transfers unto __________________________________________

                  (Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
_________________________________Attorney, to transfer the within Rights
Certificate on the books of the within-named Company, with full power of substitution.

Dated: __________________________.


                                        ----------------------------------------
                                        Signature


Signature Guaranteed:

                                   Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

         (1) this Rights Certificate [ ] is [ ]is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:
      --------------------------     -------------------------------------------
                                     Signature

Signature Guaranteed:


--------------------------------------------------------------------------------

                                     NOTICE

         This signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

         This signature must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

         In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.

                          FORM OF ELECTION TO PURCHASE

                    (To be executed if the registered holder
                     desires to exercise Rights represented
                           by the Rights Certificate)

To:      AMSURG CORP.

         The undersigned hereby irrevocably elects to exercise ________________________ Rights represented by this Rights Certificate to purchase the Units of Preferred Stock, issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such Units be issued in the name of and delivered to:

--------------------------------------------------------------------------------
                         (Please print name and address)

--------------------------------------------------------------------------------

Please insert social security or other identifying number:
                                                          ----------------------

         If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

--------------------------------------------------------------------------------
                         (Please print name and address)

--------------------------------------------------------------------------------

Please insert social security or other identifying number:
                                                          ----------------------

Dated:
      --------------------------

                                     -------------------------------------------
                                     Signature

Signature Guaranteed:

--------------------------------------------------------------------------------

                                   Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not beneficially owned by an Acquiring Person or an Affiliate or an Associate thereof (as defined in the Rights Agreement); and

         (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof.

Dated:
      --------------------------     -------------------------------------------
                                     Signature

Signature Guaranteed:

--------------------------------------------------------------------------------

                                     NOTICE

         The signature in the foregoing Election to Purchase and Certificate must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

         This signature must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

         In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.

                                                                       EXHIBIT B


                  Summary of Rights to Purchase Preferred Stock

         On November 19, 1999 our board of directors approved the adoption of a rights agreement (commonly known as a "poison pill"). The discussion below describes the rights agreement entered into between us and SunTrust Bank, Atlanta, as rights agent, dated as of December 2, 1999, as amended and restated as of December 13, 1999, (the "Rights Agreement") but is not complete, so you should read it together with the Rights Agreement which you may obtain from us free of charge.

ISSUANCE OF RIGHTS

         Under the Rights Agreement, we will issue the following stock purchase rights:

         - For each share of our Class A Common Stock, no par value per share, outstanding on December 16, 1999 we will issue, one right; and

         - For each share of our Class B Common Stock, no par value per share, outstanding on December 16, 1999 we will issue one right.

         Rights will only be issued to stockholders of record as of the close of business on December 16, 1999. In addition, one right will automatically attach to each share of common stock that we issue between December 16, 1999 and the time that the rights become exercisable. When exercised, each right will entitle its holder to purchase from us one one-hundredth of a share (a "unit") of our Series C Junior Participating Preferred Stock, no par value per share (the "Series C Preferred Stock"), at an exercise price of $48.00 per unit, subject to adjustment.

INITIAL EXERCISE OF RIGHTS

         The rights initially will not be exercisable. Instead, the rights will be attached to and trade with all shares of our common stock outstanding as of, and issued after December 16, 1999. The rights will separate from the common stock and will become exercisable upon the earlier of the following events (the "distribution date"):

         - The close of business on the tenth business day (or later day as our board of directors may determine) following the first public announcement that a person or group of affiliated or associated persons (other than certain "exempt persons") has acquired beneficial ownership of 15% or more of our shares of Class A Common Stock then outstanding or 15% or more of our shares of Class B Common Stock then outstanding (an "Acquiring Person"); or

         - The close of business on the tenth business day (or some later day as our board of directors may determine) following the commencement of a tender offer or exchange offer that could result in a person or group becoming the beneficial owner of 15% or more of our shares of Class A Common Stock then outstanding or 15% or more of our shares of Class B Common Stock then outstanding.

         The rights will expire at the close of business on December 2, 2009, unless we redeem or exchange the rights as described below.

         The exempt persons who are not considered Acquiring Persons include (1) Wasatch Advisors, Inc. and (2) Waddell & Reed Investment Management Company, Waddell & Reed, Inc., Waddell & Reed Financial, Inc., and Waddell & Reed Financial Services, Inc. (collectively the "Waddell & Reed Companies") Should Wasatch become the beneficial owner of an additional share of our Class A Common Stock or an additional share of our Class B Common Stock after the date of the Rights Agreement it will no longer be an exempt person provided that it then falls within the definition of Acquiring Person. Should any of the Waddell & Reed Companies become the beneficial owner of an additional share of our Class B Common Stock after the date of the Rights Agreement or such additional shares of Class A Common Stock as would result in any of them becoming the beneficial owner of 15% or more of our Class A Common Stock then outstanding, each of the Waddell & Reed Companies will no longer be an exempt person provided that it then falls within the definition of Acquiring Person.

EVIDENCE OF RIGHTS

         Until the rights become exercisable:

         - The rights will be evidenced by and transferred with our common stock certificates; and

         - New common stock certificates issued after December 16, 1999 will contain a notation incorporating the Rights Agreement by reference; and

         - Any surrender for transfer of any certificates for our common stock will also constitute the transfer of the rights associated with the common stock represented by those certificates.

         As soon as practicable after the rights become exercisable, we will mail out rights certificates to the holders of our common stock who are eligible to receive rights. After we mail them out, the separate rights certificates alone will represent the rights.

EXERCISE AFTER SOMEONE BECOMES AN ACQUIRING PERSON

         After public announcement that a person has become an Acquiring Person, each holder of a right will have the right to receive upon exercise of the rights that number of shares of Class A Common Stock (or in our board's discretion, some other consideration), having a value of two times the then current purchase price of the right. However, this will not apply to an Acquiring Person or their associates or affiliates, whose rights will have become null and void.

         Under certain circumstances, each holder of a right will have the right to receive upon exercise of the rights common stock of a company acquiring us having a value equal to two times the then current purchase price of the right. Each holder of a right will receive the right contemplated by this paragraph in the event that, at any time on or after the date it is publicly announced that a person has become an Acquiring Person:

         - We consolidate with, or merge with and into, any other person, and we are not the continuing or surviving corporation; or

         - Any person consolidates with us, or merges with us and we are the continuing or surviving corporation of that merger and, in connection with that merger, all or part of the shares of our common stock are changed into or exchanged for stock or other securities of any other person or cash or any other property; or

         - We sell or transfer 50% or more of our assets or earning power.

         The holder of a right will continue to have this right whether or not that holder has previously exercised its right in accordance with the first paragraph of this subsection. Rights that are or were beneficially owned by an Acquiring Person may (under certain circumstances specified in the Rights Agreement) become null and void.

EXCHANGE

         At any time after a person becomes an Acquiring Person, we may exchange all or part of the outstanding and exercisable rights for shares of our Class A Common Stock at an exchange ratio specified in the Rights Agreement. We generally may not make an exchange after any person becomes the beneficial owner of 50% or more of either our Class A Common Stock or Class B Common Stock.

ADJUSTMENT

         The purchase price and the number of shares of Class A Common Stock or other securities or property issuable upon exercise of the rights is subject to adjustment from time to time to prevent certain types of dilution. With certain exceptions, the purchase price of the rights will not be adjusted until cumulative adjustments amount to at least 1% of the purchase price. We are not obligated to issue fractional units or shares of Class A Common Stock. If we decide not to issue fractional units or shares, we will make an adjustment in cash based on the fair market value of a unit or share on the last trading date prior to the date of exercise.

REDEMPTION

         We may redeem the rights in whole, but not in part, at a price of $0.001 per right (payable in cash, preferred stock or other consideration that we deem appropriate). However, we may only redeem the rights until the earlier of ten days after someone becomes an Acquiring Person or December 2, 2009.

         Once redeemed, the rights will terminate immediately and the only right of the holders of the rights will be to receive the redemption price.

AMENDMENT OF RIGHTS AGREEMENT

         We may amend the Rights Agreement without the approval of the holders of our common stock until the distribution date. After the distribution date, we will only be able to amend the Rights Agreement in order to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period, or to make changes that do not adversely affect the interests of rights holders excluding the interests of an Acquiring Person or their associates or affiliates. We may only amend the time period governing redemption of the rights if the rights are presently redeemable.

OTHER

         Until a right is exercised, the holder will have no rights as a shareholder of ours as a result of the rights. This means, for example, that until it is exercised, a right will not entitle its holder to vote or receive dividends like one of our shareholders. The distribution of the rights will not be taxable to shareholders or to us. However, shareholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for units of Series C Preferred Stock, shares of Class A Common Stock, other consideration or for common stock of an acquiring company.

         The discussion above describes the rights and the Rights Agreement but is not complete, so you should read it together with the Rights Agreement, which you may obtain from us upon request.

         As of December 2, 1999, 9,746,983 shares of our Class A Common Stock were issued and outstanding and 4,787,131 shares of our Class B Common Stock were issued and outstanding. Each share of our common stock outstanding on December 16, 1999 will receive one right. As long as the rights are attached to our common stock, we will issue one right for each share of our common stock issued between the December 16, 1999 and the distribution date. A total of 398,000 shares of Series C Preferred Stock have been reserved for issuance upon exercise of the rights, subject to adjustment.

         The units of Series C Preferred Stock that may be acquired upon exercise of the rights will be nonredeemable and subordinate to any other shares of preferred stock that may be issued by the Company.

         Each unit of Series C Preferred Stock will be entitled to receive, when, as and if declared, dividends at the same rate as dividends are paid with respect to the Class A Common Stock.

         In the event of liquidation, the holder of a unit of Series C Preferred Stock will be entitled to share in any assets remaining ratably with the holders of the Class A Common Stock.

         Each unit of Series C Preferred Stock issued to a holder of our common stock will have one vote, voting together with our common stock.

         In the event of any merger, share exchange or other transaction in which shares of our common stock are exchanged, each unit of Series C Preferred Stock will be entitled to receive the per share amount paid in respect of each share of Class A Common Stock.

         The rights of holders of the Series C Preferred Stock to dividends, liquidation and voting, and in the event of mergers and share exchanges, are protected by customary anti-dilution provisions.

         Because of the nature of the Series C Preferred Stock's dividend, liquidation and voting rights, the economic value of one unit of Series C Preferred Stock that may be acquired upon the exercise of each right should approximate the economic value of one share of Class A Common Stock.

         The rights may have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by a majority of our board of directors unless the offer is conditioned on a substantial number of rights being acquired. However, the rights should not interfere with any merger or other business combination approved by our board of directors since the rights may be redeemed by us at $0.001 per right at any time on or prior to the tenth day following the announcement that someone has become an Acquiring Person. Thus, the rights are intended to encourage persons who may seek to acquire control of us to initiate such an acquisition through negotiations with our board of directors. However, the effect of the rights may be to discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial equity position in the equity securities of, or seeking to obtain control of, us. To the extent any potential acquirers are deterred by the rights, the rights may have the effect of preserving incumbent management in office.

                                                                       EXHIBIT C


            ARTICLES OF AMENDMENT TO THE AMENDED AND RESTATED CHARTER
                                       OF
                                  AMSURG CORP.

         Pursuant to the provisions of Section 48-16-102 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

1.       The name of the Corporation is: AmSurg Corp.

2.       The text of each amendment adopted is:

         The first paragraph of Article 7 shall be deleted and replaced in its entirety with the following:

                  The aggregate number of shares of capital stock the Corporation is authorized to issue is 44,800,000 shares, of which 35,000,000 shares shall be Class A Common Stock, no par value, 4,800,000 shares shall be Class B Common Stock, no par value (collectively the "Common Stock"), and 5,000,000 shares shall be preferred stock, no par value (the "Preferred Stock") of which 500,000 shares are designated as Series A Redeemable Preferred Stock, 416,666 shares are designated as Series B Convertible Preferred Stock and 398,000 are designated as Series C Junior Participating Preferred Stock. The Board of Directors may determine, in whole or in part, the preferences, limitations, and relative rights of any class of shares before the issuance of any shares of that class or one or more series within a class before the issuance of any shares within that series.

         The following shall be inserted following Article 7(3):

                  (4) Series C Junior Participating Preferred Stock. Pursuant to the authority vested in the Board of Directors in accordance with the provisions of this Article 7 of the Charter, the Board of Directors does hereby create, authorize and provide for the issuance of the Series C Junior Participating Preferred Stock out of the class of 5,000,000 shares of Preferred Stock, having the voting powers, designation, relative, participating, optional and other special rights, preferences, and qualifications, limitations and restrictions thereof that are set forth as follows:

                  (a) Designation and Amount. The shares of such series shall be designated as Series C Junior Participating Preferred Stock ("Series C Preferred Stock") and the number of shares constituting such series shall be 398,000. Such number of shares may be adjusted by appropriate action of the Board of Directors.

                  (b) Dividends and Distributions. Subject to the prior and superior rights of the holders of any shares of any other series of Preferred Stock or any other shares of Preferred

         Stock of the Corporation ranking prior and superior to the shares of Series C Preferred Stock with respect to dividends, each holder of one one-hundredth (1/100) of a share (a "Unit") of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, dividends at the same rate as dividends are paid with respect to the Common Stock. In the event that the Corporation shall at any time after November 19, 1999 (the "Rights Dividend Declaration Date") (i) declare or pay any dividend on outstanding shares of Common Stock payable in shares of Common Stock; (ii) subdivide outstanding shares of Common Stock; or
         (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which the holder of a Unit of Series C Preferred Stock was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (c) Voting Rights. The holders of Units of Series C Preferred Stock shall have the following voting rights:

                           (i) Subject to the provision for adjustment
                  hereinafter set forth, each Unit of Series C Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock; (ii) subdivide outstanding shares of Common Stock; or
                  (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per Unit to which holders of Units of Series C Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                           (ii) Except as otherwise provided herein or by law,
                  the holders of Units of Series C Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                           (iii) Except as set forth herein or required by law,
                  holders of Units of Series C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of shares of Common Stock as set forth herein) for the taking of any corporate action.

                  (d) Reacquired Shares. Any Units of Series C Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such Units shall, upon their cancellation, become authorized but unissued Units of Series C Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                  (e) Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Units of Series C Preferred Stock shall be entitled to share in any assets remaining ratably with the holders of the Common Stock. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) increase by way of stock split or similar transaction the number of outstanding shares of Common Stock; (ii) subdivide the outstanding shares of Common Stock; or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Units of Series C Preferred Stock were entitled prior to such event shall be adjusted by multiplying such amount by a fraction, the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (f) Share Exchange, Merger, Etc. In case the Corporation shall enter into any share exchange, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case Units of Series C Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock; (ii) subdivide outstanding shares of Common Stock; or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Units of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (g) Redemption. The Units of Series C Preferred Stock shall not be redeemable at the option of the Corporation or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Corporation may acquire Units of Series C Preferred Stock in any other manner permitted by law and the Charter or Bylaws of the Corporation.

                  (h) Ranking. The Units of Series C Preferred Stock shall rank junior to all other series of the Preferred Stock and to any other class of Preferred Stock that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise.

                  (i) Amendment. The Charter, including without limitation the provisions hereof, shall not hereafter be amended, either directly or indirectly, or through merger or share exchange with another corporation, in any manner that would alter or change the powers, preferences or special rights of the Series C Preferred Stock so as to affect the holders thereof adversely without the affirmative vote of the holders of a majority or more of the outstanding Units of Series C Preferred Stock, voting separately as a class.

                  (j) Fractional Shares. The Series C Preferred Stock may be issued in Units or other fractions of a share, which Units or fractions shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Preferred Stock.

3. The amendment was duly adopted on November 19, 1999 by the Board of Directors at a duly called meeting of the Board of Directors. The amendment was adopted without shareholder action since shareholder action was not required.

         Date: December 3, 1999

                                      AMSURG CORP.
                                                /s/ Claire M. Gulmi
                                      ------------------------------------------
                                      By:    Claire M. Gulmi
                                      Title: Senior Vice President and Chief
                                             Financial Officer